Exhibit 99.1

Sino Agro Food, Inc. Begins Trading On the OTCBB

GUANGZHOU, China, January 6th, 2012 — Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the Peoples Republic China (“PRC”), is pleased to announce that its common stock has been accepted for quotation and has begun trading on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol "SIAF" or "SIAF.OB".

The OTC Bulletin Board® (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity security that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADRs), and Direct Participation Programs (DPPs).

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "I am pleased to announce to shareholders that, as we have diligently worked and planned for, we have effectively moved up from the OTC Markets (formerly Pink Sheets) and are now quoted on the OTCBB as a fully reporting U.S. SEC registered (section 12) company. This is just one step of many that our Company has undertaken towards improving our Company transparency and in efforts to improve the market and performance of our common stock. We will now turn our focus towards implementing further policies towards the achievement of even greater corporate governance by taking the steps necessary to be eligible for a senior exchange listing or dual listing on a foreign exchange. I would like to wish all of our shareholders and supporters a very Happy New Year and I look forward to sharing our continued growth with shareholders in 2012 and beyond."

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) and (http://www.siafchina.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.
CEO Mr. Solomon Lee
Phone: 86-20-22057860
info@siafchina.com
Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com